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                                                                    EXHIBIT 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-44285) pertaining to the Haverty Furniture Companies, Inc. Thrift Plan of our report dated June 10, 2005, with respect to the financial statements and supplemental schedule of the Haverty Furniture Companies, Inc. Thrift Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.


/s/ Windham Brannon, P.C.


Atlanta, Georgia
June 29, 2005